Exhibit 10.17(a)

                           OPHTHALMIC IMAGING SYSTEMS
                              EMPLOYMENT AGREEMENT
                               AMENDMENT NUMBER 1
                                  JULY 14, 1997


THIS EMPLOYMENT AGREEMENT AMENDMENT NUMBER 1 IS MADE PURSUANT TO ACTION BY THE BOARD OF DIRECTORS OF OPHTHALMIC IMAGING SYSTEMS, OR AN APPROPRIATE COMMITTEE THEREOF, DURING A MEETING CONVENED ON THE 13TH DAY OF SEPTEMBER 1997.


     THIS EMPLOYMENT AGREEMENT AMENDMENT NUMBER 1 is made effective the 14th day of July 1997 and hereby amends the Employment Agreement made and entered into as of the 20th day of November 1995, by and between OPHTHALMIC IMAGING SYSTEMS, a California corporation ("Employer") and STEVE VERDOONER ("Employee") as follows:

Paragraph 1. is eliminated in its entirety and replaced with the following:


o Employee's Duties and Authority. Employer hereby employs Employee, and Employee hereby accepts employment with Employer, as Chief Executive Officer of the Employer. Employee's duties shall be as provided in Employer's bylaws and as specified by Employer's board of directors from time to time.

Paragraph 4. is eliminated in its entirety and replaced with the following:

o Term of Agreement. Subject to earlier termination as provided in this Agreement, the term of this Agreement shall be two (2) years from the date of Amendment Number 1 to this Agreement.

Paragraph 5.A. is eliminated in its entirety and replaced with the following:

o In consideration for the services to be rendered by Employee under this Agreement, the Employer agrees to pay, and Employee agrees to accept as compensation, an annual salary of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) per year, payable in accordance with the Company's standard payroll policies.

Paragraph 5.F. is added as follows:

o Employee shall be eligible for an annual bonus. The criteria and/or formulae by which the actual bonus amount, if any, is calculated will be determined pursuant to a separate agreement.

     Except as noted above, the Employment Agreement made and entered into as of the 20th day of November 1995, by and between Employer and Employee, remains in full force and effect.



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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                    EMPLOYER:

                                    OPHTHALMIC IMAGING SYSTEMS,
                                    a California corporation



                                   By:    /s/ROBERT I. SCHNUER
                                          --------------------
                                             Robert I. Schnuer


                                  Its:   Compensation Committee Chairman




                                    EMPLOYEE:

                                                   /s/ STEVEN R. VERDOONER
                                                       -------------------
                                                       Steven R. Verdooner